Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release: August 11, 2008

Icahn Enterprises L.P. Reports Second Quarter Financial Results

New York, NY - Icahn Enterprises L.P. (NYSE: IEP) today reported a net loss of $98.8 million, or $1.37 loss per LP unit, for the three months ended June 30, 2008, compared to net earnings of $64.2 million, or $0.40 loss per LP unit, for the comparable period of fiscal 2007. Icahn Enterprises declared a quarterly distribution of $0.25 per unit on its depositary units, payable in the third quarter of fiscal 2008. The distribution will be paid on September 5, 2008 to depositary unitholders of record at the close of business on August 22, 2008.

Second Quarter 2008

For the three months ended June 30, 2008, revenues were $(149.7) million as compared to $783.1 million in the three months ended June 30, 2007. Loss from continuing operations was $96.9 million for the three months ended June 30, 2008, compared to income of $43.6 million for the comparable period of 2007. Loss from discontinued operations was $1.9 million for the three months ended June 30, 2008, compared to a gain of $20.6 million for the comparable period in fiscal 2007.

Key Subsequent Events

On July 3, 2008, Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and its newly formed, wholly owned subsidiary, IEH FM Holdings LLC ("Acquisition Sub"), entered into a Stock Purchase Agreement (the "Agreement") with Thornwood Associates Limited Partnership ("Thornwood") and Thornwood’s general partner, Barberry Corp. ("Barberry"), pursuant to which Icahn Enterprises acquired a majority interest in Federal-Mogul Corporation (“Federal-Mogul”). Thornwood and Barberry are wholly owned by Mr. Carl C. Icahn. Prior to the acquisition of the shares by Icahn Enterprises Holdings, Thornwood owned 75,241,924 shares of Federal-Mogul’s Class A common stock (“Federal-Mogul Stock”), which represented approximately 74.87% of the total issued and outstanding shares of capital stock of Federal-Mogul.

Pursuant to the Agreement, Acquisition Sub purchased from Thornwood 50,750,000 shares of Federal-Mogul Stock for an aggregate purchase price of $862,750,000 in cash. The purchased shares represent approximately 50.5% of the total issued and outstanding shares of capital stock of Federal-Mogul.

Conference Call Information

Icahn Enterprises L.P. will discuss its second quarter results on a conference call and Webcast on Tuesday, August 12, 2008 at 10:00 a.m. EST. The Webcast can be viewed live on Icahn Enterprises L.P.’s website at www.icahnenterprises.com. It will also be archived and made available at www.icahnenterprises.com under the Investor Relations section. The toll-free dial-in number for the conference call in the United States is (800) 938-1410. The international number is (702) 696-4768. The access code for both is 59085779.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in five primary business segments: Investment Management, Automotive, Metals, Real Estate, and Home Fashion. For more information, please visit the company’s website at www.icahnenterprises.com.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to substantial competition, rising operating costs and economic downturns; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, changes in domestic and international laws governing private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, exposure to credit risk of customers, significant indebtedness and risks related to operations in foreign countries; risks related to our scrap metals activities, including potential environmental exposure; real estate activities, including the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage and competition for investment properties; risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

APPENDIX I

CONSOLIDATED STATEMENT OF OPERATIONS
In 000's except per unit data

	Three Months Ended
	June 30,
	2008	2007
	(unaudited)
Revenues	$(149,690)	$783,100
Expenses	562,823	510,965
	(712,513)	272,135

Income tax expense	(22,290)	(2,190)
Non-controlling interests in (income) loss	637,884	(226,330)
(Loss) income from continuing operations	(96,919)	43,615
(Loss) income from discontinued operations	(1,924)	20,614
Net (loss) earnings	$(98,843)	$64,229

Net (loss) earnings attributable to:
Limited partners	$(96,876)	$(25,010)
General partner	(1,967)	89,239
	(98,843)	64,229
Net (loss) earnings per LP unit:
Basic and diluted earnings (loss):
(Loss) income from continuing operations	$(1.35)	$(0.73)
Income from discontinued operations	(0.02)	0.33
Basic and diluted loss per LP unit	$(1.37)	$(0.40)
Weighted average units outstanding	70,490	61,857

APPENDIX I

CONSOLIDATED STATEMENT OF OPERATIONS
In 000's except per unit data

	Six Months Ended
	June 30,
	2008	2007
	(unaudited)

Revenues	$327,806	$1,737,511
Expenses	1,054,581	1,026,161
	(726,775)	711,350

Income tax expense	(32,725)	(3,855)
Non-controlling interests in (income) loss	643,696	(480,555)
(Loss) income from continuing operations	(115,804)	226,940
Income from discontinued operations	487,312	58,729
Net earnings	$371,508	$285,669

Net earnings (loss) attributable to:
Limited partners	$388,383	$69,646
General partner	(16,875)	216,023
	371,508	285,669
Net earnings (loss) per LP unit:

Basic and diluted earnings (loss):
(Loss) income from continuing operations	$(1.61)	$0.20
Income from discontinued operations	7.12	0.93
Basic and diluted earnings per LP unit	$5.51	$1.13
Weighted average units outstanding	70,490	61,857

APPENDIX III
CONSOLIDATED BALANCE SHEET
The following table presents Icahn Enterprises L.P.'s consolidated summary balance sheet data
(in 000's)
	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investment Management Operations:
Cash and cash equivalents	$11,649	$26,027
Cash held at consolidated affiliated partnerships and restricted cash	2,102,613	1,104,748
Securities owned, at fair value	6,433,524	5,920,209
Unrealized gains on derivative contracts, at fair value	79,522	110,181
Due from brokers and other assets	743,807	888,722
	9,371,115	8,049,887
All Other Operations:
Cash and cash equivalents	2,074,985	2,086,805
Restricted cash	1,182,604	41,681
Investments	279,088	512,560
Inventories, net	245,635	266,223
Assets of discontinued operations held for sale	15,113	632,277
Property, plant and equipment, net	520,423	533,127
Other assets	391,932	311,086
	4,709,780	4,383,759
Total Assets	14,080,895	12,433,646

LIABILITIES AND PARTNERS' EQUITY
Investment Management Operations:
Accounts payable, accrued expenses and other liabilities	$238,064	$116,990
Deferred management fee payable to related party	130,266	143,972
Due to broker	847,256	-
Subscriptions received in advance	4,250	144,838
Payable for purchases of securities	6,600	46,055
Securities sold, not yet purchased, at fair value	1,114,828	206,128
Unrealized losses on derivative contracts, at fair value	157,425	15,726
	2,498,689	673,709
All Other Operations:
Accounts payable, accrued expenses, and other liabilities	441,260	202,252
Unrealized losses on derivative contracts, at fair value	8,631	3,462
Accrued environmental costs	24,614	24,296
Liabilities of discontinued operations held for sale	3,749	317,345
Debt	2,035,376	2,041,453
Preferred limited partnership units	126,589	123,538
	2,640,219	2,712,346
Total Liabilities	5,138,908	3,386,055

Non-controlling interests	6,302,752	6,734,563
Partners' equity	2,639,235	2,313,028

Total Liabilities and Partners' Equity	$14,080,895	$12,433,646